UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2006

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of its normal process of rotations to create development opportunities and enhance the experience base of its key finance professionals, on August 14, 2006, Cisco Systems, Inc. (“Cisco”) determined that effective September 20, 2006, Betsy Rafael, Vice President, Corporate Controller and Principal Accounting Officer will assume the role of Vice President, Corporate Finance & Planning and that Jonathan Chadwick will assume the role of Vice President, Corporate Controller and Principal Accounting Officer.

Mr. Chadwick, 40, currently serves as Vice President, Corporate Finance & Planning of Cisco. Mr. Chadwick joined Cisco in September 1997 as Director, Finance & Accounting. In May 1999, he was promoted to Senior Director, Corporate Finance & Accounting, and in February 2001, he was promoted to his current position. Before joining Cisco, Mr. Chadwick was employed by Coopers & Lybrand LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: August 18, 2006	By:	/s/ Mark Chandler
	Name:	Mark Chandler
	Title:	Senior Vice President, Legal Services and General Counsel